ASSET PURCHASE AGREEMENT
资产收购协议

BY AND BETWEEN
由以下双方签订

Nutricia Nutritionals Co., Ltd. Of Hei Long Jiang

纽迪希亚(黑龙江)营养制品有限公司

AS THE SELLER
作为卖方

AND
和

Heilongjiang Feihe Dairy Industry Co., Ltd.

黑龙江飞鹤乳业有限公司

AS THE PURCHASER
作为买方

REGARDING
就

Transfer of Assets of

Nutricia Nutritionals Co., Ltd. of Hei Long Jiang

纽迪希亚（黑龙江）营养制品有限公司资产的转让

May 20, 2005
2005年5月20日

LIST OF SCHEDULES
附表清单

Schedule 附表	Description 内容
2.2.1.	List of Tangible Assets 有形资产清单
2.2.3.	Operational Agreements 运营协议
2.4.1.	Employees 员工
3.2.	Tax Allocation Schedule 税收分担表
4.3.	Form of Royal Numico N.V.'s Guarantee Royal Numico N.V.的担保格式

ASSET PURCHASE AGREEMENT
资产收购协议

THIS ASSET PURCHASE AGREEMENT (the "**Agreement**") is entered into on this 20th day of May, 2005 by and between
本资产收购协议（"协议"）由以下双方于 2005 年 5 月 20 日签订

(1) **Nutricia Nutritionals Co., Ltd. of Hei Long Jiang**, with its official name in Chinese being 纽迪希亚(黑龙江)营养制品有限公司, a wholly foreign-owned enterprise in the form of limited liability company duly incorporated and existing under the laws of the PRC, with its registered address at No. 278, Rupin Street, Yushutun, Qiqihar, Heilongjiang Province, PRC (the "**Seller**") on the one hand; and
纽迪希亚(黑龙江)营养制品有限公司（"卖方"），中文注册名称为纽迪希亚(黑龙江)营养制品有限公司，是一家根据中华人民共和国法律合法设立并存续的外商独资有限责任公司，注册地址为中国黑龙江省齐齐哈尔市榆树屯乳品街 278 号；与

(2) **Heilongjiang Feihe Dairy Co.**, with its official name in Chinese being 黑龙江飞鹤乳业有限公司, a wholly foreign-owned enterprise in the form of a limited liability company duly incorporated and existing under the laws of the PRC, with its registered address at Qingxiang Street, Kedong County, Heilongjiang Province 164800, PRC (the "**Purchaser**") on the other hand.
黑龙江飞鹤乳业有限公司（"买方"），中文注册名称为黑龙江飞鹤乳业有限公司，是一家根据中华人民共和国法律合法设立并存续的外商独资有限责任公司，注册地址为中国黑龙江省克东县庆祥街。

(The Seller and the Purchaser hereinafter each referred to as a "**Party**" and collectively the "**Parties**")
（卖方和买方以下分别称"一方"，合称"双方"。）

WITNESSETH:
鉴于:

WHEREAS, the Seller, *inter alia*, engages in the business of manufacturing and marketing Products;
鉴于，卖方从事产品加工和销售业务等活动。

WHEREAS, the Seller has expressed its wish to sell to the Purchaser, whilst the Purchaser has expressed its wish to acquire from the Seller certain assets and operations relating to the business for Products of the Seller (the "**Business**" as further defined in this Agreement) owned by the Seller;
鉴于，卖方有意愿出售给买方，同时买方也有意愿从卖方处购买，卖方所拥有的与卖方产品业务有关的特定资产及经营（"业务"将在本协议中进一步进行说明）。

WHEREAS, the Seller is willing to sell and transfer the assets to the Purchaser and the Purchaser is willing to purchase the assets from the Seller subject to the terms and conditions set forth below.
鉴于，卖方有意愿按以下所列条款和条件将资产出售并转让给买方，并且买方有意愿按以下所列条款和条件从卖方处购买该等资产。

NOW, THEREFORE, the Parties hereby agree as follows:
特此，双方达成以下协议：

1. DEFINITIONS
定义

As used in this Agreement, including the preamble hereof, unless expressly otherwise stated or evident in the context, the following terms shall have the following meanings, the singular (where appropriate) shall include the plural and *vice versa* and references to Schedules and Sections shall mean Schedules and Sections of this Agreement:
除非本协议另有规定者外，应用于本协议的，包括本协议导言中的下列词语将具备如下含义。单数（相应情况下）表意包含复数，反之亦然。所说的附表和章节亦指本协议的附表和章节。

"Agreement" "协议"	shall mean this Asset Purchase Agreement and the Schedules hereof. 指本资产收购协议和本协议项下的附表。
"Assets" "资产"	shall have the meaning ascribed to it in Section 2.2. herein. 指本协议第 2.2 条中所列内容。
"Assumed Liabilities" "承担的责任"	shall mean the liabilities of the Seller related to the Business to be assumed by the Purchaser pursuant to Section 2.5. herein. 指根据第 2.5 条，将转由买方承担的原卖方负有的与业务有关的责任。
"Business" "业务"	shall mean all of the Seller's business of sale, marketing and distribution of Products by means of the Assets and the Operational Agreements. 指卖方通过资产和运营协议进行的所有销售、买卖和分销产品的业务。
"Cash" "现金"	shall mean all cash (including cash at bank, in hand or in transit) of the Business. 指业务的所有现金（包括银行现金、手头现金或正在支付过程中的）。
"Closing" "成交"	shall mean the consummation of the transactions hereunder as contemplated in Section 4 herein. 指下文第 4 条所列之各事项的圆满完成。
"Closing Date" "成交日"	shall mean the date as set forth in Section 4.1.1. herein. 指第 4.1.1.条中所列日期。
"Operational Agreements" "运营协议"	shall mean the agreements listed in Schedule 2.2.3. hereof, i.e. the operational agreements (whether written or oral), wherein the Seller is a party and

	which are related to the Business. 指在附表 2.2.3 中所列的协议，也就是与卖方业务有关，并且卖方作为协议一方的运营协议（书面或口头）。
"Confidential Information" "保密信息"	shall mean any and all information of any kind whatsoever, whether written or oral, including, but not limited to the contents of this Agreement, financial information, trade secrets, client lists and other proprietary business information regarding the Seller (including any Affiliates thereof), its business, the Assets, the Purchaser (including any affiliates thereof) or their business, which information is not known to the general public or to persons unaffiliated with the Seller, the Business or the Purchaser (including with respect to the Seller and Purchaser any affiliates thereof), as the case may be. 应该意味着任何和所有各类信息，无论是口头的还是书面的，包括但不局限于本协议的内容，财务信息，交易机密，客户名单和其他有关卖方（包括其附属公司）的私密信息，它的业务，本资产，买方（包括其附属公司）或他们的业务，这些信息都不为公众或不附属于卖方，本交易，或买方（包括买、卖方的附属公司）或其他情形的人员所知悉。
"Employees" "员工"	shall have the meaning ascribed to it in Section 2.4. herein. 指第 2.4 条中所列示的内容。
"Excluded Assets and Liabilities" "不包括的资产和责任"	shall have the meaning ascribed to it in Section 2.2.5. herein. 指第 2.2.5 条所列示的内容。
"Inventory" "库存"	shall mean the spare parts regarding equipment comprising part of the Assets. 指资产中的设备的零配件。
"Products" "产品"	shall mean bulk milk powder. 指散装奶粉。
"Purchase Price" "收购价格"	shall have the meaning ascribed to it in Section 3.1. herein. 指第 3.1 条款所列示的内容。
"PRC" or "China" "PRC"或"中国"	shall mean the People's Republic of China. 指中华人民共和国。
"Retained Employees" "留用员工"	shall have the meaning ascribed to it in Section 2.4.2. 指第 2.4.2 条中所列示的内容。

"Settlement Date" "结算日"	shall mean July 23, 2005. 指 2005 年 7 月 23 日。
"Warranties" "保证"	shall mean the representations and warranties of the Seller pursuant to Section 5 and the representations and warranties of the Purchaser pursuant to Section 6. 指卖方在第 5 条中的陈述和保证，及买方在第 6 条中的陈述和保证。

2. PURCHASE AND SALE
购买和出售

2.1. Object
标的物

Upon the terms and subject to the conditions set forth in this Agreement, the Seller hereby sells and the Purchaser hereby purchases the Assets on an "as-is where is" basis by means of the acquisition of the Seller's manufacturing plant located in Yushutun, the milk collection centres located in Angangxi District (a district of the city of Qiqihar of Heilongjiang Province of the PRC), the Assets, by assuming the Operational Agreements and the Assumed Liabilities described in Section 2.5.2, on the Closing Date. Title to, liability on, possession of and risk of loss in relation to the Assets, the Operational Agreements and the Assumed Liabilities described in Section 2.5.2 shall pass and transfer from the Seller to the Purchaser on the Closing Date provided that the Closing procedures set forth in Section 4 herein are completed and fulfilled.
依据并服从本协议的各条款、条件，以收购卖方的位于榆树屯的加工场所和座落于昂昂溪区（中国黑龙江省齐齐哈尔市下属的一个区）的收奶站、购买资产和承担运营协议及第 2.5.2 条所述的承担的责任的方式，在成交当日，按现状卖方出售、买方购买卖方的资产。在本协议第 4 条所列事项完全实现和满足的条件下，在成交当日，与资产、运营协议以及第 2.5.2 条所述的承担的责任有关的权属、责任、占有和损失之风险均应交付、转让给买方。

2.2. The Assets
资产

The assets sold and transferred to the Purchaser hereunder (the "Assets") comprise all the assets of the Seller that are related to the Business, as per the Closing Date as fully described hereunder.
本协议项下拟出售并转让给买方的资产（"资产"）包括：如下载明的截止至成交日的卖方所拥有的、与其业务有关的全部资产。

2.2.1. Tangible Assets
有形资产

The tangible assets to be transferred to the Purchaser hereunder shall comprise all tangible fixed assets relating to the Business as follows:
本协议项下拟转让给买方的有形资产包括与其业务有关的以下所述的所有有形固定资产：

Land use right (to the extent transferable), buildings, furniture, fixtures, vehicles, machinery or equipment in use allocated to the Business located at the Seller's manufacturing site in Yushutun and the milk collection centres described in **Schedule 2.2.1.**
现应用于卖方位于榆树屯的加工场所，及收奶站之业务的相关土地使用权（可转让部分）、房屋、家具、固定装置、车辆、机器或设备，详见附表 2.2.1.

2.2.2. Inventory
库存

All Inventory related to the Business at the manufacturing site, milk collection centres or elsewhere.
所有同加工场所、奶站或其它地点的业务有关的库存。

2.2.3. Operational Agreements of the Business
业务方面的运营协议

(a) The agreements to be transferred to the Purchaser hereunder shall comprise all operational agreements (whether written or oral), or the relevant parts thereof, wherein the Seller is a party to the extent relating specifically to the Business and/or the Products (the "**Operational Agreements**").
本协议项下拟移交给买方的协议包括所有与业务和/产品特定相关的，以卖方为一方当事人的运营协议（书面或口头），或者其有关部分（"运营协议"）， 包括在列示于附表 2.2.3 中的内容。

(b) All outstanding purchase orders relating to the Business, partly or wholly unfulfilled, shall be transferred to and assumed by the Purchaser. The Seller undertakes to direct all tender requests and orders relating to the Business received by it after the Closing Date to the Purchaser.
所有现存的部分或者全部未履行的购买订单应转交给买方并由买方承担。卖方承诺将其在成交日后收到的与业务有关的所有招标请求和订单直接转交给买方。

(c) The Seller undertakes to use its best efforts and to do all necessary acts and things in order to validly assign and transfer such agreements and the tangible assets described in Section 2.2.1 to the Purchaser. In case the customer or supplier refuses to transfer a particular agreement to the Purchaser, the Parties shall negotiate in good faith on such an arrangement which reasonably shall ensure the object of this Agreement. The Seller and the Purchaser shall together agree on the practical matters relating to the transfer of the Operational Agreements so as to give the Purchaser the full benefit and risks of such agreements;
卖方承诺尽所能，采取一切必要行动或者措施，以使其将上述协议和 2.2.1 中描述的有形资产有效地转让给买方。如遇个别客户或供应商拒绝将某一协议转让给买方，双方应本着善意的原则进行协商，达成一致安排以合理地保证实现本协议目的。卖方和买方双方应共同就转让运营协议的操作事项达成一致协议，以使买方享有上述协议的全部利益并承担全部风险。.

(d) The Purchaser shall cooperate with the Seller upon Seller's request as may be necessary in order to achieve a smooth assignment and transfer to the Purchaser of the orders, tenders and agreements provided by this Section 2.2.3

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应卖方要求，买方应给予卖方必要的协助，以保证其顺利地将第 2.2.3 条规定的订单、招标请求和协议转移和转交给买方。

2.2.4. Accounting Records
账目记录

Copies of the accounting books and records in relation to the Assets, in sufficient details so as to allow uninterrupted business operations associated with the Assets, shall be transferred by the Seller to the Purchaser. Both Parties acknowledge that it may be necessary that each of them may have a need to access to the accounting books and records of the Seller and Parties agree that each of them will a) safeguard the information over time as long as required by PRC law within the PRC b) that each of them will grant the other party unconditional access during normal business hours to the books and records of the Assets, provided such will occur also without undue interruption of the business and c) that all information obtained shall be subject to Section 9 (Confidentiality) of this Agreement.
与资产有关的会计帐簿及记录的复印件应由卖方足够详细地提供给买方，以使与资产有关的业务不中断。双方认为有必要使各方都有机会查阅卖方的会计帐簿和记录，并同意（1）在中国法律要求的期限内在中国保存会计信息；（2）各方应给予另一方在正常营业时间无条件查阅有关资产的会计帐簿和记录的权利，但是不应不合理地导致业务中断（3）对于所有获得的信息应遵守本协议第九节（保密义务）的规定。

2.2.5. Excluded Assets and Liabilities
不包括的资产和责任

It is hereby expressly agreed that the following assets and liabilities (the "Excluded Assets and Liabilities") shall be excluded from the transfer contemplated hereunder and shall remain the Seller's property or responsibility:
双方在此明确同意以下资产和责任（"不包括的资产和责任"）不应被包括在拟转让的资产中，而仍属于卖方的财产或责任：

(i) All intellectual property rights;
所有的知识产权；
(ii) All Cash, accounts receivable and bank accounts of the Seller;
所有卖方的现金，应收账款和银行账户；
(iii) The original books and records of the Seller;
卖方的原始会计帐簿和纪录；
(iv) All inventories of raw materials, packaging, (semi-) finished products;
所有原材料、包装材料和（半）成品的库存；
(v) Any rights and obligations arising from the Field Marketing Agreement and the Royalty Agreement between Seller and its affiliates on the one hand and the third party on the other;
所有的产生于卖方和其附属公司作为一方，第三方公司作为另一方的区域性市场协议及特许费协议的权利和义务。
(vi) All assets of the Seller other than those specifically described in Sections 2.2.1 through 2.2.4 above;
除在上述第 2.2.1 至 2.2.4 条中专门列举的资产以外的卖方所有资产。
(vii) All accounts payable arising from the Operational Agreements, to the extent that these relate to goods and services delivered or provided prior to the Closing.

所有基于运营协议产生，并与成交日前交付或者提供的产品和服务有关的应付帐款。

2.3. Payments post Closing
成交后的款项

2.3.1. In the event that the Purchaser receives a payment from a third party related to the supply of Products or for other reasons, which payment should have been made to or received by the Seller, the amount of the payment shall be paid forthwith to the Seller without any set off. The same applies if Seller would receive a payment which is owed to Purchaser, in which event the amounts received shall be paid forthwith by Seller to the Purchaser without any set off.
如买方收到第三方支付的基于供货或其它原因的款项，而该款项本应支付给卖方或由卖方收到，买方应立即将该笔款项支付给卖方，并不得行使任何抵销权。同样，如卖方收到本应支付给买方的款项，卖方应立即将该笔付款支付给买方，并不得行使任何抵销权。

2.3.2. In the event that payments need to be made which are partially for the account of Purchaser and partially for the account of Seller, Purchaser will make those payments and will submit an invoice for the amount due by Seller, to Seller. Seller will pay these invoices forthwith without any set off, provided that Purchaser provides to Seller with the invoice sufficient detail to ascertain the accuracy of the invoice.
如应支付的款项部分为买方的帐款，另一部分为卖方的帐款，则应由买方先行支付全额，并就卖方应支付的数额向卖方提供发票。在买方附随发票向其提供足够的信息，以确定发票正确的前提下，卖方应根据发票立即支付相应款额，并不得行使任何抵销权。

2.4. Employees
员工

2.4.1. Prior or concurrent with the Closing Seller will give termination notice to substantially all of its Employees listed in Schedule 2.4.1. When due, Seller will pay to the Employees all their accrued salaries, wages inclusive of the payments related to their notice periods up to the end of their employment with Seller. If Purchaser will employ personnel for the Business, it shall use its best efforts to employ the large majority of the terminated Employees of the Seller, who will then become employees of the Purchaser. Purchaser undertakes to provide necessary support in dealing with relevant authorities and labor unions for a smooth termination and hiring of the Employees.
在成交前或同时，卖方应对列明在附表 2.4.1 中的绝大部分员工给予终止通知。卖方将向员工支付所有到期的已经发生的工资、薪水，包括从他们得到通知至他们与卖方的劳动关系终止期间的款项。如买方要聘用与业务相关的人员，应尽可能聘用卖方解雇大部分员工，他们随后成为买方的员工。买方承诺，其提供必要的支持来协调相关政府部门和工会，以促成上述解雇和雇佣员工事宜的顺利进行。

2.4.2. All other employees of Seller shall be considered as Seller's Retained Employees (the "Retained Employees").
卖方的其他员工，视为卖方的留用员工（"留用员工"）。

2.4.3. As of the Closing Purchaser shall assume control over the Employees, while these are still working for the Business during their notice periods. Purchaser shall hold Seller harmless and indemnified from all costs and damages arsing from claims from Employees post Closing associated with the performance of their duties as employees after Closing.
买方自成交日起管理这些仍在其通知期限内进行与业务相关的工作的员工。买方应保证使卖方免于承担或者赔偿卖方由于这些员工在成交日后因履行员工职责而提起的主张所发生的所有费用和损害赔偿。

2.4.4. All gross salary and the other benefits costs associated with the Employees for the period after Closing, to the extent that a) these were already paid or will be paid by Seller and b) to the extent that the Employees actually worked for the Purchaser, shall be reimbursed by Purchaser to Seller in full. Seller shall provide Purchaser with a credit invoice within 30 days after Closing for these costs, which costs shall be paid by Purchaser without any set off within 35 days after Closing.
所有的就成交日后的工作期间给予员工的工资总额和其他福利费用，应由买方全额补偿给卖方，但限于（1）卖方已经支付或将要支付的；（2）这些员工实际为买方工作的款项。卖方应在成交日后 30 天内就上述费用向买方提供贷记发票，买方应在成交日后的 35 天内将上述费用支付给卖方，并不得行使任何抵销权。

2.5. Assumed Liabilities
承担的责任

2.5.1. Unless otherwise specified herein, all liabilities in connection with the transferred Assets arising out of the ownership or use of the Assets before the Closing shall continue to be assumed by the Seller. All liabilities in connection with the transferred Assets arising after the Closing shall be assumed by the Purchaser as of the Closing Date.
除非本协议另行特别说明，同转让的资产有关的，在自成交日前由于资产的权属和使用引起的所有责任由卖方继续承担。同转让的资产有关的成交日后产生的所有责任自成交日起由买方承担。

2.5.2. Purchaser shall remain liable for its tax liabilities as described in Schedule 3.2B, and hereby assumes any and all liability of Seller in connection with the Import Duties, as described in Section 3.2.2.
买方对附表 3.2B 中载明的税务责任负责，同时对 3.2.2 条中载明的任何和所有的卖方进口税赋承担责任。

2.5.3. To the extent that Purchaser would fail to assume a liability, Seller will in its sole discretion resolve on the further dealings on such a matter, including but not limited to immediate termination, court action, etc. against third parties. Such determination by Seller will under no circumstance give rise to any liability of Seller and will not affect Seller's right to obtain recourse against Purchaser for breach of this Agreement.
如买方不能承担某一责任，卖方可以自行决定就此对第三方采取进一步措施，包括但不限于立即终止协议、提起诉讼，等等。卖方作出的这些决定在任何情况下都不应使卖方承担任何责任和影响卖方就买方违反本协议而取得追偿的权利。

2.6. Licences, Permits and Authorisations
执照、许可和授权

The Seller shall transfer to the Purchaser all licenses, permits and authorisations related to the Assets, to the extent that these are transferable. The Seller shall cooperate with Purchaser as may be necessary for the Purchaser to obtain new licenses, permits and authorisations related to the Assets.
卖方将可转让的所有与资产有关的执照、许可和授权转让给买房。卖方尽量配合买方，以实现买方获得新的与资产有关的所有执照、许可和授权。

3. PURCHASE PRICE
收购价格

3.1. Purchase Price and Payment
收购价格及付款

The purchase price payable for the Assets shall be the aggregate of a) Seven Million Three Hundred Thousand United States Dollars (US$7,300,000) and b) the price of Inventory in the amount of US$ 130,000 (jointly the **"Purchase Price"**). For the avoidance of doubt, the purchase price allocated to the buildings described herein shall be US$ 2,600,000, and the land use rights described herein are transferred at their historical cost price. The Purchase Price is payable by wire transfer in immediately available funds to the bank accounts designated by Seller in the following way:
资产的收购价格为 a) 七百三十万美元加上 b) 130,000 美元库存的价格的总和（总体称为"收购价格"）。为避免歧义，本协议中载明的房屋的购买价格为 2,600,000 美元，土地使用权按其历史成本价转让。收购价格款将由买方于成交日按如下方式通过直接可支取资金以电汇方式全额汇入卖方指定的账户：

3.1.1. US$ 2,000,000 will be paid in full without any set off not later than on May 23rd, 2005 to an offshore bank account for the benefit of Seller ;
2,000,000 美元将不迟于 2005 年 5 月 23 日，全额没有任何抵销地，为卖方利益而支付至离岸银行账户；

3.1.2. US$ 2,000,000 will paid in full without any set off on July 1st, 2005 to an offshore bank account for the benefit of Seller, provided that the Closing has taken place prior to that date, otherwise this amount will be paid on the Closing;
如在 2005 年 7 月 1 日前成交，2,000,000 美元将在 2005 年 7 月 1 日全额没有任何抵销地，为卖方利益而支付至离岸银行账户，如未在 2005 年 7 月 1 日前成交，这部分款项将在成交日支付；

3.1.3. The equivalent to US$ 2,600,000 will be paid in full without any set off in RMB to an onshore bank account of Seller on or before the Settlement Date; and
相当于 2,600,000 美元的人民币将在结算日或结算日之前，全额没有任何抵销地，支付至在岸银行帐户；

3.1.4. US$ 830,000 will be paid in full without any set off to an offshore bank account for the benefit of Seller on or before the Settlement date together with the payment referenced under Section 3.1.3.
830,000 美元将同第 3.3.1 条所指款项一起，全额没有任何抵销地，在结算日或结算日前，为卖方利益而支付至离岸银行帐户。

3.1.5. Parent Company Guarantee

母公司担保

American Dairy Inc. hereby unconditionally guarantees jointly and severally with Purchaser, the full and timely performance of all the payment obligations of Purchaser as its own obligation. Upon first demand of Seller, not to be made earlier than the first day after the day that the payment was due, American Dairy Inc. will pay within 2 working days to Seller any amount which was not paid by Purchaser. Any over due payment will accrue 12% interest per annum on a compounded basis until payment is made in full. All collection costs including reasonable legal fees anywhere in the world will be for the account of Purchaser.
American Dairy Inc.在此无条件地，连带地为买方提供担保，担保买方的所有付款责任的履行的完整和及时。应卖方的第一次要求，此要求不能在付款到期日前提出，American Dairy Inc.将在2个工作日内向卖方支付买方没有支付的任何款项。任何被延迟的付款将被收取年 12%的利息，计算复利，直至款项被全额支付。所有为收回款项支付的成本包括世界任何地方合理的法律费用将由买方负责。

3.1.6. On the Closing American Dairy Inc. will deliver or cause to be delivered to Seller or Royal Numico N.V. as Seller's nominee as additional security for all of the payment obligations 500,000 of its validly issued and already publicly listed shares on the Pacific Exchange/ARCA in the United States. In the event of default under any of the payment obligations by Purchaser, Seller or Royal Numico N.V. is hereby irrevocably authorized to sell the shares in full or in part at its discretion at any time and at any price prevailing on the market after the date any payment became overdue. Whatever money received under the sale of these shares shall be a set off of the amounts owed by Purchaser, however without prejudice to the obligation of Purchaser to pay all amounts owed under the Agreement.
在成交时，American Dairy Inc.将向卖方或作为卖方指定人的 Royal Numico N.V.交付或促使交付 500,000 份有效签发的、在美国 Pacific Exchange/ARCA 证券市场上市的股票作为对全部付款责任的额外担保。如果买方就付款责任出现任何没有履行行为，卖方或 Royal Numico N.V.在任何付款逾期后，有不可撤销的授权可以按自己的意愿，在任何时候、以任何当时市场价格出售其全部或部分股票。出售股票所得款项将抵销买方的欠款，但不影响买方在本合同项下应支付款项的义务。

3.1.7. In the event that any payment obligation is not met on time or in full by Purchaser or American Dairy Inc., all payment obligations shall immediately become due and payable. Seller and Royal Numico N.V. shall be permitted to exercise in that event all their rights provided for in Section 3.1.6.
如果买方或 American Dairy Inc.不能按时或全部地履行付款义务，所有的付款义务将立即到期并应支付。卖方和 Royal Numico N.V.将被允许行使在 3.1.6 中所提到的所有属于卖方的权利。

3.1.8. After the full payment by Purchaser under this Agreement, if Seller or Royal Numico N.V. would still own the shares or withhold proceeds from the sale of the shares, such shares or proceeds should be returned to American Dairy, Inc..
买方支付完毕本协议项下的款项后，如果卖方还持有股票或出售股票得到的收益，该等股票或收益应返还给 American Dairy, Inc..

3.1.9. In the event that one or more of the items mentioned on Schedule 2.2.1 would not be present, as to be determined at the Final walkthrough, Seller will grant a discount on the Purchase payment for an amount equal to 50% of the book value of

the missing item(s). In the same way Purchaser will pay Seller an additional Purchase Price on the Settlement Date for those Assets not identified on said Schedule and which will be part of the Assets as to determined during the Final walkthrough. However, none of the Parties shall be obligated to make any payment hereunder unless and only to the extent that the aggregate amount owed under this Section exceeds US$ 100,000.
如果在最终盘点中发现附表 2.2.1 中所载的一个或多个事物失踪，卖方将对购买价格款项给予买方相当于失踪事物账面值 50%的折价。同样，在最终盘点中确定的没有在附表中载明但应属于资产一部分的事物，买方应在结算日向卖方支付额外的购买价款。但是，除非本条项下上述应付金额的总额超过 100,000 美元，否则任何一方都不对另一方承担付款责任。

3.1.10. Shortly before the Closing, however not more than one time, Parties shall jointly inspect the Assets in order to ascertain the presence of the Assets, ("the Final walkthrough). A report of the Final walkthrough will be prepared by the representatives of the Parties, indicating any missing or excess Assets. The Final walkthrough report will be signed by both representatives. If Purchaser would fail to participate in the Final walkthrough, Purchaser shall have no rights to claim under Section 3.1.9 or otherwise for missing items of the Assets.
在成交前不久，双方应共同检查财产以确定财产的存在（"最终盘点"），但此盘点不能超过一次。最终盘点的报告由双方当事人的代表准备，并注明缺失和多出的财产。此最终盘点报告应由双方代表签署。如果买方没有参与最终盘点，则其无权根据 3.1.9 条或其它规定就缺失财产提出索赔。

3.2. Tax
税

3.2.1. Any value added tax, business tax or other tax or fees as described in Schedule 3.2A shall be borne by Seller. All other taxes described in Schedule 3.2B shall be borne and paid by Purchaser to the tax authorities.
附表 3.2A 载明的任何增值税、营业税或其它税收和费用由卖方承担。在附表 3.2B 中载明的其它税赋由买方承担并支付给税务机关。

3.2.2. Notwithstanding the preceding paragraph, all past, current, future, or contingent liability of Seller for Customs duties, charges, interests, penalties, etc. (the "Import Duties") upon the imported assets which are under transfer contemplated herein shall be the liability of Purchaser up to the amount of RMB 8,300,000, provided that, however, any Import VAT under Import Duties is not included in the RMB 8,300,000. Purchaser shall try its best to procure an exemption treatment for Import Duties to the extent permitted by law, or failing such exemption for whatever reasons, shall pay or cause to be paid such Import Duties to the competent government authorities. Seller shall provide necessary support to Purchaser to obtain an Import Duties exemption to the extent possible. In the event that Seller is held liable for Import Duties, Purchaser shall pay off such Import Duties immediately upon Seller's or the authorities' request and on Seller's behalf up to the amount of RMB 8,300,000. In the event that Seller has paid off the Import Duties for whatever reasons, Purchaser and American Dairy, Inc. shall immediately pay and indemnify, on a joint and several liability basis, Seller such paid off amount up to the amount of RMB 8,300,000.

尽管有上一段的规定，本协议规定的转让项下的进口财产上的所有过去、现在、将来和或然的海关关税、收费、利息、罚款等（"进口税赋"）卖方责任，由买方在8,300,000 元人民币的范围内承担。但是，进口税赋项下的进口环节增值税不在上述8,300,000 元人民币的范围之内。买方将尽量在法律允许的范围内就进口税赋获得免税处理，若因任何原因不能进行免税，买方应向政府有权部门交纳进口税赋。卖方将尽可能地向买方就免除进口关税提供必要的协助。如卖方被要求承担进口税赋，买方应立即按卖方的或政府部门的要求，以卖方的名义在 8,300,000 元人民币的范围内进行支付。如因其它原因，卖方支付了这部分进口税赋，买方和 American Dairy, Inc.将连带地支付和赔偿卖方在8,300,000元人民币的范围内已支付的这部分款项。

4. CLOSING
成交

4.1. Closing
成交

4.1.1. The Closing shall take place not later than on June 8th, 2005, on the condition that all Closing conditions have been met, on such day (the "Closing Date"), , starting at 9.00 a.m. (Beijing time) at the offices of Haiwen & Partners in Beijing, China, or such other time and place as the Parties may agree upon.
如果所有成交条件已全部满足，成交应在不迟于 2005 年 6 月 8 日的某日（"成交日"）上午 9 点（北京时间）开始，在位于中国北京的北京市海问律师事务所的办公地点进行，或双方同意的其他时间和地点成交。

4.1.2. In the event that Purchaser has not paid the US$ 2,000,000 on May 23rd, 2005 in accordance with the Payment Schedule, Seller may rescind this Agreement forthwith by giving notice to this effect to Purchaser. Furthermore, if Closing has not occurred in accordance with Section 4.1.1 Seller has the right to rescind this Agreement forthwith by giving notice to this effect to Purchaser, in both instances without the Purchaser being entitled under this Agreement or otherwise under law to any indemnification due to such rescission, however the obligations contained in Articles 9, 10 and 11 will survive rescission or termination.
如果买方没有根据付款时间表的规定在 2005 年 5 月 23 日支付 2,000,000 美元，卖方可以立即通知买方以终止本协议。另外，如果成交没有根据 4.1.1 条的规定发生，卖方有权向买方发出通知以终止本协议。在这两种情况下，买方不享有根据本协议或其他根据法律因本协议被废止而请求赔偿的权利。但是，第 9、10 和 11 条中规定的义务在本协议废止或终止后仍然有效。

4.1.3. In case not all of the Payments of the Purchase price have taken place by July 31, 2005 the Seller may rescind this Agreement without the Purchaser being entitled under this Agreement or otherwise under law to any indemnification due to such rescission, however the obligations contained in Articles 8.2, 9, 10 and 11 will survive rescission or termination.
如在 2005 年 7 月 31 日还未成交的，卖方可废止本协议，买方不享有根据本协议或其他根据法律因本协议被废止而请求赔偿的权利。但是，第 8.2、9、10 和 11 条中规定的义务在本协议废止或终止后仍然有效。

4.2. The Seller's Conditions Precedent
卖方(履行义务)的先决条件

The obligation of the Seller to close hereunder shall be subject to the fulfilment (on or before the Closing Date) of each of the following conditions (to the extent not expressly waived by the Seller), all of which require documentation in form and substance satisfactory to the Seller in its reasonable judgement:
本协议项下，卖方成交义务的履行的前提是：(在成交日或成交日之前)下列所有条件(卖方没有明确免除的除外)均满足，所有这些条件均应附有在形式上和实质上可以使卖方基于其合理判断而满意的文件。

(a) The Seller shall have obtained approval of the Supervisory Board of Royal Numico N.V. (the ultimate parent company of the Seller) to the transactions contemplated hereunder, which consent may be given by the Supervisory Board at its sole discretion;
卖方应就本项交易获得 Royal Numico N.V(卖方的最终控股公司)监事会的批准，该批准可以由监事会基于其自身判断作出。

(b) Each of the Purchaser's warranties shall be true and correct as if made on and as of the Closing Date;
买方在成交或者截止成交日所作出的每一项担保必须为真实、正确的；

(c) No material breach of the Purchaser's warranties specified in Section 6 has taken place; and
没有发生实质性违反第 6 条中所述买方保证义务的事项。

(d) The Purchaser shall have substantially complied with the provisions set forth in this Agreement.
买方应已在实质上遵循本协议的规定。

4.3. The Purchaser's Conditions Precedent
买方(履行义务)的先决条件

The obligation of the Purchaser to close hereunder shall be subject to a) compliance by Seller with Section 2.4.1 and b) to the fulfilment (on or before the Closing Date) of each of the following conditions (to the extent not expressly waived by the Purchaser), all of which require documentation in form and substance satisfactory to the Purchaser in its reasonable judgement:
买方成交的履行的前提是：(在成交日或成交日之前)卖方遵守了 2.4.1 条的规定并且下列所有条件(买方明确免除的除外)均满足，所有这些条件均应附有在形式上和实质上可以使买方基于其合理判断而满意的文件。

(a) Each of the Warranties shall be true and correct as if made on and as of the Closing Date;
每一项保证都应如其在成交日所做出的那样真实准确。

(b) The Seller shall have substantially complied with the provisions set forth in this Agreement; and
卖方应已在实质上遵循本协议的规定。

(c) No material breach of the Seller's warranties specified in Section 5 has taken place.
没有发生重大违反第 5 条中的卖方担保的事项。

(d) Delivery by Royal Numico N.V. of a corporate guarantee for the Seller's performance contemplated herein, in such a form as attached hereto as Schedule 4.3.
Royal Numico N.V.提供企业担保，担保的格式如附表 4.3 中所述。

(e) Delivery by Seller of a Power of Attorney which authorizes Purchaser to process the required title transfer application and registration procedure on Seller's behalf.
卖方出具授权委托书，授权买方代卖方处理权属转让申请和登记的必要程序

4.4. Deliveries at Closing
成交时的交付

At the Closing, and as a condition for the Closing, the Parties shall cause all necessary actions to be taken in order to have all the deliveries and actions set in the sections below to be fulfilled at the Closing timely and properly. The following deliveries and actions shall take place:
在成交时并且作为一个成交的条件，双方应促使采取一切必要措施以使在成交时及时、适当地完成本条款中的交付和行为。下列交付和行为应该发生:

(a) The Seller shall transfer and convey to the Purchaser title to the Assets and Purchaser shall assume the liabilities as set forth in this Agreement; the Seller and the Purchaser shall execute all acts, deeds and agreements as may be necessary for such purpose as set forth in this Agreement;

卖方向买方转让和转移本协议规定的资产的权属，买方应承担本协议规定的义务；卖方和买方应签署所有为实现本协议规定的目标所必需的行动、契约和协议。

(b) The Seller shall deliver to the Purchaser and the Purchaser shall deliver to the Seller certified copies of all appropriate resolutions, consents and other instruments required in connection with the execution and delivery of this Agreement by the Seller and the Purchaser;
双方应交付给对方所有文件副本，这些文件为与签署和交付本协议有关的、所有相应决议、同意和其他文件。

(c) Any other document, condition, amount or matter herein called for to be produced, delivered, released, paid or fulfilled at the Closing shall be so produced, delivered, released, paid and fulfilled; and
任何应在成交时制作、交付、发布、支付或者完成的其他文件、条件、金额或事项都应照要求制作、交付、发布、支付或者完成；并且

(d) The Parties shall in writing confirm and acknowledge the deliveries at, and consummation of the Closing.
双方应书面确认交付和成交完成。

All measures taken in connection with the Closing will be considered to have occurred simultaneously as a part of a single transaction and no delivery will be considered to have been made until each such measure has been completed.
所有和成交相关的措施将被视为一个交易的一个部分同时发生。任何交付只在所有措施完成之后才被认为完成。

5. **REPRESENTATIONS AND WARRANTIES OF THE SELLER**
卖方声明和保证

The Seller hereby makes the representations and warranties set forth in this Section 5 (the "Warranties") as of the Closing Date.
卖方特此于成交日，做出如下第5条所述的声明和保证

5.1. **Existence**
存续

The Seller is duly organised and validly existing under the laws of the PRC and has full corporate power to carry on the Business as conducted on the date hereof. 在本协议签订日，卖方系根据中国法律依法设立并有效存续，且拥有进行经营活动的完全的公司权力。

5.2. **Validity of this Agreement**
本协议的有效性

The Seller has the full authority to bind itself by executing this Agreement. This Agreement is a valid and binding obligation of the Seller enforceable against it in accordance with its terms. The execution and delivery of this Agreement by the Seller and the consummation of the transactions contemplated hereby will not violate any provision of the articles of association of the Seller or any agreement binding on the Seller, provided for the avoidance of doubt, that the third parties to the agreements relating to the Business may not necessarily consent to the transfer of such agreements to the Purchaser.
卖方有权利签署本协议以约束自己。本协议是对卖方的一个有效的约束义务并且可以按其条款对卖方进行强制执行。卖方签署和交付本协议以及完成预期交易将不会违背卖方章程中的任何条款或其他约束卖方的协议。为避免误解，与业务相关的协议的第三方协议也许不必同意转让这样的协议给买方。

5.3. **Title to Assets**
资产权属

The title to the Assets under transfer herein shall be free of any mortgages, liens and other encumbrances.
本协议中转让的资产的权属不存在任何抵押、质押和其它负担。

6. **REPRESENTATIONS AND WARRANTIES OF THE PURCHASER**
买方声明和担保

The Purchaser hereby makes the following representations and warranties as of the date hereof and as of the Closing Date.
买方特此于本协议签订日和成交日，做出如下声明和保证：

6.1. **Existence**
存续

The Purchaser is duly organised, registered, validly existing and in good standing under the laws of the PRC.
买方在中国法律下合法成立、注册、有效存续，且状况良好。

6.2. **Validity of this Agreement**
本协议的有效性

The Purchaser has full authority to bind itself by executing this Agreement. This Agreement is a valid and binding obligation of the Purchaser and enforceable against it in accordance with its terms. The execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby will not violate any provision of the articles of association of the Purchaser or any agreement binding on the Purchaser.
买方有权利执签署本协议以约束自己。本协议是对买方的一个有效的约束义务并且可以按其条款对买方进行强制执行。。买方签署和交付本协议以及完成预期交易将不会违背买方章程中的任何条款或其他约束买方的协议。

6.3. **Financial Capacity**
财务能力

The Purchaser has full financial capacity to comply with the payment obligations provided under this Agreement.
买方有足够的财务能力遵循本协议规定的付款义务。

7. **"As is" transfer**
按现状转让

The Purchaser expressly acknowledges that Purchaser is fully capable of evaluating and has evaluated, through its own due diligence investigation, the Assets and any other matters relating to the Company and is purchasing the Assets on an "as is", "where is" basis. The Purchaser agrees that the Purchase Price takes into account all relevant aspects of the Business and accurately reflects the fair value of the Assets. The Purchaser's decision to enter into this Agreement is not based on any representation or warranty by the Seller as to any matter whatsoever, except to the extent expressly set forth in Section 5. Neither the Seller nor any agent or representative of the Seller has made, and the Purchaser specifically waives and relinquishes all rights, privileges and claims arising out of, any alleged representations, warranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, by the Seller or any agent or representative of the Seller, as to any matter concerning the nature or condition of the Assets and any other matters relating to the Business.
买方明确确认，买方通过其审慎调查，完全有能力评估并且已经评估了资产和其他与公司相关事项并且在"按现状买卖"基础上购买资产。买方同意购买价格系考虑了交易的所有相关方面而且准确反映了资产的公允价值。买方签署本协议的决定并非基于卖方对任何事项的任何声明或担保，第 5 条的明确担保和陈述除外。卖方、卖方的任何代理人或卖方代表均没有做出有关资产性质和状况及其他和业务相关的事项的任何形式和性质的声称的陈述或保证（无论其是明示的还是默示的，口头的或书面的，过去、现在或未来的），同时买方放弃因卖方、卖方的任何代理人或卖方代表做出该等声称的陈述或保证而产生的一切权利、特权和请求。

8. **INDEMNIFICATION**
赔偿

8.1 **Indemnification to either Party**

对任何一方的赔偿

Each Party agrees to indemnify and hold the other Party and its respective affiliates harmless, as of the Closing Date, from and against any and all losses, direct or indirect damage or loss of profits suffered or incurred as a result of:
每一方都同意，赔偿并使另一方及各自的关联企业免受截至成交日，因下列事项所导致或者产生的任何损失，直接或间接损害或利润损失。

(i) any breach of any representation or warranty made by such Party contained in this Agreement (whether intentionally or not); or
一方任何违背包含在本协议中的声明和担保的行为(无论有意与否)；或

(ii) any breach by such Party of any covenant or agreement contained in this Agreement (whether intentionally or not).
一方任何违背包含在本协议中的契约和协议(无论有意与否)。

8.2. **Indemnification to Seller**
对卖方的赔偿

Purchaser hereby agrees to indemnify, defend and hold Seller harmless from and against any and all damages which are occasioned by, caused by or arise out of the Purchaser or any of the Purchaser's subsidiaries' operation of the Business after the Closing.
买方在此同意赔偿卖方，为卖方辩护并使卖方免受买方或买方的任何子公司在成交日后的经营业务所引起、导致或者产生的损失。

8.3. **Indemnification to Purchaser**
对买方的赔偿

Seller hereby agrees to indemnify, defend and hold Purchaser harmless from and against any and all damages which are occasioned by, caused by or arise out of any liability unrelated to the Assets, including but not limited to the Retained Employees for which the responsibility remains with the Seller. Sellers' liability towards Purchaser is limited to 10% of the Purchase price.
卖方在此同意赔偿买方，为买方辩护并使买方免受任何与资产无关的债务所引起、导致或者产生的损失，包括但不限于留用员工，与其相关的责任仍归属于卖方。卖方对买方的赔偿义务限于购买价格的 10%。

9. **ADDITIONAL UNDERTAKINGS**
额外义务

9.1. **Confidentiality and Publicity**
保密和公开

9.1.1. Subject to the provisions of this Section the Parties agree not to use Confidential Information for any other purposes than for this Agreement and not to disclose any Confidential Information to any third parties unless the other Party has given its consent to disclose such Confidential Information or if required to do so by law or other regulations. This obligation shall remain in force until the second anniversary of the Closing Date.

根据本条款，双方同意不将保密信息用作本协议之外的其他目的，并且不向任何第三方披露任何保密信息，除非另一方同意披露该保密信息或法律法规有这样的要求。该义务一直有效直至成交日的第2周年。

9.1.2 The obligations and limitations set forth in this Section shall not apply to information, which is:
本部分阐述的义务和限制不适用于下列信息：

(i) at any time in the public domain other than by a breach of this Agreement on the part of the Party receiving the information; or
任何时间非因接受方违背本协议而导致的在公开信息；或

(ii) at any time rightfully received from a third party by the receiving Party without any obligation of confidentiality; or
任何时间接受方从第三方合法获得，并无保密义务的信息；或

(iii) rightfully known to the receiving Party without any limitation on use or disclosure prior to receipt of the same from the furnishing party; or
接受方合法获知，并在该信息从提供方取得前已对使用和披露没有任何限制的信息；或

(iv) independently developed by personnel of the receiving Party who have not had access to Confidential Information received from the furnishing Party; or
由接受方的员工独立开发完成的信息，该等员工没有机会从提供方处获得保密信；或

(v) generally made available to third parties by the furnishing party without any restriction concerning use or disclosure; or
提供方日常提供给第三方的，并对使用和披露没有任何限制的信息；或

(vi) disclosed to the employees, advisers or consultants of a Party who have a need to know for the purposes of the transactions contemplated hereunder; or
为本协议项下交易之目的而披露给一方的员工，咨询人或顾问的信息；或

(vii) disclosed for decision-making purposes to the shareholders of the Purchaser (and to the boards of directors of such shareholders) or with the consent of the Seller, to parties financing the Purchaser.
为决策之目的，披露给买方股东(及其董事会)或经卖方同意披露给买方的资金提供方的信息。

9.1.3 The Parties acknowledge that Royal Numico N.V. ("Numico", the ultimate parent company of the Seller) is listed on the Euronext Amsterdam Stock Exchange and is therefore subject to disclosure requirements set forth in the relevant securities market laws and regulations. Accordingly the Parties acknowledge and agree that this Section shall not prevent public disclosure by Numico where disclosure is, in the reasonable opinion of Numico, required by applicable securities market laws and regulations. The Parties further acknowledge that until publicly announced, this Agreement and the transactions contemplated constitute insider information as defined in applicable laws with respect to such information.

双方确认，Royal Numico N.V.（"Numico"，卖方的最终控股公司）在 Euronext Amsterdam 股票交易所上市，并因此受相关证券市场法律法规信息披露要求的约束。为此，双方确认并且同意，本部分内容并不阻止 Numico 按照相应证券市场法律法规的要求，并基于 Numico 的合理判断进行公开披露。双方进一步确认，在公开披露前，本协议和本协议项下预期的交易构成相关法律所定义的内幕信息。

The Parties also acknowledge that American Dairy, Inc., (the ultimate parent company of the Purchaser) is a registered public company with the U.S. Securities and Exchange Commission ("SEC") and its common stock is listed on the Pacific Exchange/ARCA in the United States, and is therefore subject to disclosure requirements of the SEC and the Pacific Exchange, and this Section shall not prevent public disclosure by American Dairy Inc., where disclosure is, in the reasonable opinion of American Dairy Inc., required by applicable U.S. federal securities laws and regulations thereunder.
双方还确认，American Dairy, Inc.（买方的最终控股公司）是一家在美国证券和交易委员会（"SEC"）登记的上市公司，其普通股票在美国的 Pacific Exchange/ARCA 股票交易所上市，并因此应遵守 SEC 和 Pacific Exchange 的信息披露要求。本部分内容并不阻止 American Dairy Inc.按照美国联邦证券市场法律法规的要求，并基于 American Dairy Inc.的合理判断进行公开披露。

Prior to any release to the general public of information regarding this transaction, the proposed release will be sent to the other Party for review in a timely fashion. Parties shall engage in good faith negotiations in order to agree on the final text of any such release.
在针对本交易的信息向公众进行任何披露之前，该拟发的披露应及时发给另一方审查。双方应进行善意协商以期达成该披露的最终文本。

9.2 Insurances
保险

All insurance coverage as of the Closing Date shall be terminated. To avoid any doubt also the product liability insurance shall be terminated.
所有的保险自成交日终止。为避免任何误解，产品责任险也将被终止。

10. INTERPRETATION AND DISPUTES
解释和争议

10.1. Integration
完整性

This Agreement represents the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements.
本协议代表双方就本协议项下事项的全部协议并取代先前所有的谈判、谅解和协议。

10.2. Provisions Severable
条款的可分割性

If any part of this Agreement or any transaction contemplated herein (partly or in whole) is held to be invalid or unenforceable, such determination shall not invalidate any other

provision of this Agreement or other transactions contemplated herein, unless the deletion of such provision or provisions would result in such a material change so as to cause the transactions contemplated herein to be unreasonable.
若本协议的任何部分或者任何据此预期的交易(部分或全部)被认为是无效的或不可执行时，这样的决定应不会使本协议的其他条款或其他预期交易无效，除非删除该等条款将产生实质性变化而导致本协议项下预期的交易变为不合理。

10.3. **Headings**
标题

The headings, the table of contents and the list of schedules of this Agreement are for convenience only and shall not in any manner affect or limit the meaning or interpretation of the provisions of this Agreement.
本协议的标题、目录和附表清单只是为了简便起见，不应以任何方式影响或限制本协议条款的含义或解释。

10.4. **No Waiver**
不弃权

Failure by any Party at any time or times to require performance of any provision of this Agreement shall in no manner affect its right to enforce the same, and the waiver by any Party of any breach of any provision of this Agreement shall not be construed to be a waiver by such Party of any succeeding breach of such provision or waiver by such Party of any breach of any other provision hereof.
任何一方在任何时间未能按要求履行本协议条款的行为不应以任何方式影响其强制执行该条款的权利，任何一方对另一方违反本协议的任何条款行为的不主张不应被理解成该方对今后发生的违背该条款或其他条款行为提出主张的弃权。

10.5. **Amendments**
修改

Any amendments to this Agreement shall be agreed upon in writing by both Parties.
任何对本协议的修改应经双方书面同意。

10.6. **Governing Law and Disputes**
适用法律和争议

10.6.1. This Agreement shall be governed by and construed in accordance with the laws of the PRC.
本协议应由中国法律管辖，并根据中国法律解释。

10.6.2. The Parties undertake to adopt the principle of good faith and to use their best efforts towards an amicable solution as a definitive settlement for any claim, controversy or dispute related to this Agreement.
双方承诺采用善意的原则尽最大努力通过友好的方式最终解决本协议下任何请求、争议或者分歧。

10.6.3. Considering the specific aspects of the issue, any Party may refrain from seeking an amicable solution or interrupt at any time the negotiations in course and elect to

request immediately an arbitration proceeding, upon written notice to the other party according to the provisions of Section 11.1 below.
鉴于本事项的特殊性，任何一方在按照下面第11.1条的规定以书面的方式向另一方做出了通知之后，可以中断友好协商或者中断正在进行的谈判，立即请求进入仲裁程序。

10.6.4. The arbitration proceeding shall be conducted by China International Economic and Trade Arbitration Commission (Beijing) under its arbitration rules, effective as of the date on which the arbitration request is presented, being admitted any amendments convened between the Parties in writing and not-contrary to public order. There shall be three arbitrators. Each of the Parities shall select one arbitrator and these two arbitrators shall select the third arbitrator who shall be the chairman. The venue for the arbitration shall be Beijing, China. The arbitration proceeding shall be governed by Chinese law and be conducted in the English language.
仲裁应由中国国际经济贸易仲裁委员会(北京)按仲裁申请提起之日该会有效的仲裁规则进行。该规则可由双方书面同意地并且不和公共秩序冲突地予以修改。仲裁庭由三人组成，每一方选择一个仲裁员，再由该两位仲裁员选出第三位仲裁员担任首席仲裁员。仲裁地点是中国北京。仲裁应遵循中国法律并以英文进行。

10.6.5. The arbitral tribunal shall issue its award in writing within 90 days as of the formation of the arbitral tribunal and such award shall state the fees owed to the legal counsel of the prevailing party, if applicable. This decision shall be definitive and shall bind the Parties and be enforceable in accordance with the applicable law.
仲裁裁决应在仲裁庭组成后 90 天内做出，并且该仲裁裁决书应载明应支付给胜诉方的律师费，如果适用的话。该裁决是最终的，对双方具有约束力，而且可以按照适用法律执行。

10.6.6. All expenses including legal fees related to the arbitration proceeding shall be borne by the defeated party or as otherwise determined in the arbitral award.
所有和仲裁相关的费用(包括法律费用)应该由败诉方或仲裁裁决书中明确的一方承担。

10.6.7. The subjection of the Parties to arbitration shall not prevent them from seeking protection in court against violation of their rights, by way of injunctive relief or any other kind of provisional measure, which depends on a coercive order issued by a court to be valid and effective.
接受仲裁的双方不排除在权利受到侵害时，通过法庭出示的有赖于法庭的强制性命令已取得效力的禁令或其他临时性措施，寻找法律保护的权利。

10.6.8. The filing or granting of an injunction of any kind, which, due to its urgency and importance, cannot be obtained through arbitration, as well as the filing of the lawsuit, shall not be considered a violation of this covenant.
由于紧急性和重要性而提出和取得无法通过仲裁而获得的强制令以及提起诉讼，不视为对本约定的违反。

10.6.9. The Parties accept and convene that, for the purposes and effects of the applicable law, the request for the initiation of an arbitration proceeding shall be equivalent to the filing of a lawsuit with the same object.

双方接受并同意，就适用法律的目的和效果而言，就同一事项仲裁申请的提出等同于法律诉讼。

11. **MISCELLANEOUS**
其他事项

11.1. **Notices**
通知

All notices, demands, claims or other communication under this Agreement to the Parties shall be in the English language and shall be considered to have been duly given or made when delivered in writing by registered mail, fax or a messenger to the party in question as follows (or in such other manner as the respective Party may hereafter specify in writing to the other Party):
双方的所有通知，要求，主张或其他基于本协议下的沟通应使用英语，当一方以书面方式通过挂号信、传真或快递以如下方式（或以一方之后书面通知另一方的其他方式）给出或做出，应被认为已通过适当的方式给出或做出：

If to the Seller
若致送卖方：

No. 278, Rupin Street, Yushutun, Qiqihar, Heilongjiang Province, PRC
中国黑龙江省齐齐哈尔市榆树屯乳品街 278 号

With a copy to Royal Numico N.V., POB 75538, 118 ZN Schiphol Airport, The Netherlands, to the attention of General Counsel, fax: +31 20-4568033; with an obligatory copy to Attorneys at law.
抄送 Royal Numico N.V., POB 75538, 118 ZN Schiphol Airport, The Netherlands，收件人为总法律顾问，传真: +31 20-4568033；同时有义务抄送其律师。

If to the Purchaser
若致送买方：

Qingxiang Street, Kedong County, Heilongjiang Province 164800, PRC
中国黑龙江省克东县庆祥街，邮编 164800

If to American Dairy, Inc.
若致送 American Dairy, Inc.:

16th Floor, Building C, Star City, No. 10 Jiuxianqiao Road, Beijing, PRC
中国北京酒仙桥路 10 号星城国际 C 座 16 层

With a copy to Mr. Stephen A. Zrenda, Jr., legal counsel to American Dairy, Inc., at 2440 Bank One Center, 100 North Broadway, Oklahoma City, OK 73102, USA
抄送 American Dairy, Inc.的法律顾问 Mr. Stephen A. Zrenda, Jr.，其地址为 2440 Bank One Center, 100 North Broadway, Oklahoma City, OK 73102, USA

11.2. **Assignment**
转让

This Agreement and the rights and obligations specified herein shall be binding upon and inure to the benefit of the Parties hereto and shall not be assignable by any Party.
本协议及其所规定的权利和义务应对本协议双方有约束力并且旨为本协议双方的利益，任何一方不得将其转让给第三方。

11.3. Expenses
费用

Unless otherwise expressly provided in this Agreement, all costs and expenses (including any broker's or finder's fees and all fees and expenses of the respective counsels, auditors, consultants and other representatives) incurred in connection with the pursuing, preparation, negotiation, consummating and implementation of this Agreement and the transactions contemplated hereby shall be borne by the Party incurring such costs and expenses. For the avoidance of doubt, the costs of the Assets transfer, including but not limited to notarial deeds, transfer taxes, permits and permissions, etc. shall be for the account of the Purchaser.
除非本协议另有明确规定，所有因接洽、准备，、谈判、完成和执行本协议和本协议项下可预见的交易所发生的所有成本和费用（包括任何经纪人或中间人的费用和其他相应的咨询、审计、顾问和其他代理人的所有费用和开支）应由发生该类费用的一方承担。为避免误解，资产转移的成本，包括但不限于公证费、转让税款，许可和同意费用等等应由买方承担。

11.4. Governing Language
适用语言

This Agreement is executed in the English language, and all of its terms and provisions shall be construed in accordance with the English language, which shall prevail, notwithstanding any translation thereof, which may have been submitted for regulatory approval purposes whether agreed by the Parties or not.
本协议以英文书就，其所有的条款和规定应当按英文解释，其效力应高于为了取得监管的许可而提交的翻译文本，不管该文本是否经过双方同意。

12. COUNTERPARTS
文本

This Agreement has been executed in three (3) identical counterparts, one (1) for each Party , the third for American Dairy, Inc..
本协议一式三（3）份，双方各执一（1）份，American Dairy, Inc.执一份。

IN WITNESS WHEREOF, the Parties hereto and American Dairy, Inc. have duly executed this Agreement in Beijing, China, as of the day and year first above written.
特此，本协议双方和 American Dairy, Inc.按照本协议首页规定的时间在中国北京正式地签署了本协议。

Nutricia Nutritionals Co., Ltd. of Hei Long Jiang:
纽迪希亚(黑龙江)营养制品有限公司

Authorized Representative:
授权代表:

Name
姓名: Tom Britton
Title
职务: Senior Vice President Mergers & Acquisitions

Heilongjiang Feihe Dairy Industry Co., Ltd.:
黑龙江飞鹤乳业有限公司

Authorized Representative:
授权代表:

Name
姓名:
Title
职务: CEO

American Dairy, Inc.
(as party to this Agreement only for the purposes set out in Sections 3, 9, 10 and 11 of this Agreement, and not for any other purposes.)
American Dairy, Inc.（作为本协议的一方，仅出于条款 3、9、10和 11 所列之目的，不适用于其它目的。）

Authorized Representative:
授权代表:

Name
姓名:
Title
职务:

Power of attorney

Undersigned,

Nutricia Nutritionals Co.Ltd. ("the Company") of Hei Long Jiang a company organized under the laws of the Republic of China hereby legally represented by its Chairman Mr. Peter Kroes, hereby grants:

POWER OF ATTORNEY

To:

Mr. Ton Brittijn

and

Mr. Marco Bijl

with the right of substitution, to represent the Company in the sale and transfer of its assets to any third party on terms and conditions as the attorneys deem to be in the best interest of the Company.

The power of attorneys includes the right to sign any and all documents, agreements, deeds, letters, give notice to employees, initiate proceedings and do all those things that the attorneys deems instrumental to the foregoing.

This power attorney shall be valid until December 31, 2005.

Nutricia Nutritionals Co.Ltd.

Mr. Peter Kroes
Dated: 9 May 2005

Witness: H. Dekker
Dated: 9 May 2005